UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2012

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA		92101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 696-2034

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 23, 2012, Sempra Energy (the “Company”) closed the public offering and sale of $600,000,000 aggregate principal amount of its 2.30% Notes due 2017 (the “Notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) for the Notes were 99.348% of the aggregate principal amount of the Notes. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-176855). The Notes will mature on April 1, 2017. Interest on the Notes accrues from March 23, 2012 and is payable on April 1 and October 1 of each year, beginning on October 1, 2012. The Notes will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the form of Note, which form is attached hereto in Exhibit 4.1. Further information regarding the sale of the Notes is contained in the underwriting agreement, dated March 20, 2012, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 20, 2012, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.30% Note due 2017.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY

Date: March 23, 2012

By:	/s/ Richard A. Vaccari
Name: Richard A. Vaccari
Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 20, 2012, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.30% Note due 2017.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).